THIS TRUST DEED is made on 1st May, 1998 BETWEEN:

(1) COUNTRYWIDE HOME LOANS, INC., a company incorporated with limited liability in the State of New York, whose principal office is at 4500 Park Granada, Calabasas, California 91302, United States of America (the "Issuer");

(2) COUNTRYWIDE CREDIT INDUSTRIES, INC., a company incorporated with limited liability in the State of Delaware, whose principal office is at 4500 Park Granada aforesaid (the "Guarantor"); and

(3) BANKERS TRUSTEE COMPANY LIMITED, a company incorporated with limited liability in England and Wales, whose registered office is at 1 Appold Street, Broadgate, London EC2A 2HE, England (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(1) By a resolution of the Board of Directors of the Issuer passed on 1st April, 1998 the Issuer has resolved to establish a Euro Medium Term Note Programme pursuant to which the Issuer may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3(5) of the Programme Agreement (as defined below)) from time to time outstanding of U.S.$2,000,000,000 (subject to increase as provided in the Programme Agreement) (the "Programme Limit") may be issued pursuant to the said Programme.

(2) By a resolution of the Board of Directors of the Guarantor passed on 24th March, 1998 the Guarantor has resolved to guarantee all Notes issued under the said Programme and to enter into certain covenants as set out in this Trust Deed.

(3) The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:


1.  DEFINITIONS
(A)      IN these  presents  unless  there is anything in the subject or context
         inconsistent   therewith  the  following  expressions  shall  have  the
         following meanings:

         "Agency Agreement" means the agreement dated 1st May, 1998, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer and the Guarantor have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing another Agent or further or other Paying Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

         "Agent" means, in relation to all or any Series of the Notes, Bankers Trust Company at its office at 1 Appold Street, London EC2A 2HE, England, or, if applicable, any Successor agent in relation thereto which shall become such pursuant to the provisions of the Agency Agreement;

"Appointee" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

         "Auditors" means the auditors for the time being of the Issuer or, as the case may be, the Guarantor or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

         "Calculation Agent" means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Agency Agreement or, if applicable, any Successor calculation agent in relation thereto which shall become such pursuant to the provisions of the Agency Agreement;

         "Cedel Bank" means Cedel Bank, societe anonyme;

         "Conditions" means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in the First Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

"Couponholders" means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

         "Coupon" means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

         (i) if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part V A of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

         (ii) if appertaining to a Floating Rate Note or an Indexed Interest Note, in the form or substantially in the form set out in Part V B of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

         (iii) if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Indexed Interest Note, in such form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

         "Dealers" means ABN AMRO Bank N.V., Banque Lehman Brothers, Banque Paribas, Barclays de Zoete Wedd Limited, Countrywide Securities Corporation, Deutsche Bank AG London, Goldman Sachs International, Lehman Brothers International (Europe), Merrill Lynch International, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited and Salomon Brothers International Limited and any other entity which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a "relevant Dealer" or "relevant Dealer(s)" mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and "Dealer" means any one of them;

         "Definitive Note" means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Pricing Supplement), such Note in definitive form being in the form or substantially in the form set out in Part III of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Pricing Supplement and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note in bearer form) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

         "Dual Currency Note" means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

   "Early Redemption Amount" has the meaning ascribed thereto in Condition 6(e);

"Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

         "Event of Default" means any of the conditions, events or acts provided in Condition 9 to be Events of Default (being events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable);

"Extraordinary Resolution" has the meaning ascribed thereto in paragraph 20 of the Third Schedule;

         "Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

         "Floating Rate Note" means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

"Global Note" means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

         "Indexed Interest Note" means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

"Indexed Note" means an Indexed Interest Note and/or an Indexed Redemption Amount Note, as applicable;

         "Indexed Redemption Amount Note" means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

         "Interest Commencement Date" means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date;

"Interest Payment Date" means, in relation to any Floating Rate Note or Indexed Interest Note, either:

         (i) the date which falls the number of months or other period specified as the "Specified Period" in the applicable Pricing Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii) such date or dates as are indicated in the applicable Pricing Supplement;

   "Issue Date" means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Temporary Global Note the same date as the date of issue of the Temporary Global Note which initially represented such Note;

         "Issue Price" means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

         "Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses provided that such legal fees and expenses shall have been properly incurred;

         "London Business Day" has the meaning set out in Condition 5(c); "Maturity Date" means the date on which a Note is expressed to be redeemable;

         "month" means calendar month;

         "Note" means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which:

         (i) has such maturity as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Issuer or the relevant currency; and

         (ii) has such denomination as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents and which shall initially be represented by, and comprised in, either a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note, which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes and includes any replacements for a Note issued pursuant to Condition 10;

         "Noteholders" means the several persons who are for the time being bearers of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Cedel Bank, each person who is for the time being shown in the records of Euroclear or Cedel Bank (other than Cedel Bank, if Cedel Bank shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Cedel Bank) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions "Noteholder", "holder" and "holder of Notes" and related expressions shall be construed accordingly;

"notice" means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 13;

         "outstanding" means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

      (a)      those Notes which have been redeemed pursuant to these presents;

         (b) those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 13) and remain available for payment against presentation of the relevant Notes and/or Receipts and/or Coupons;

(c) those Notes which have been purchased and cancelled in accordance with Conditions 6(h) and 6(i);

         (d)      those Notes which have become void under Condition 8;

         (e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

         (f) (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

         (g) any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement;

         PROVIDED THAT for each of the following purposes, namely:

(i) the right to attend and vote at any meeting of the holders of the Notes of any Series;

         (ii) the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9(A), Conditions 9 and 14 and paragraphs 2, 5, 6 and 9 of the Third Schedule;

         (iii) any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

         (iv) the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

         those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer, the Guarantor or any of its other Subsidiaries, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

         "Paying Agents" means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices for all or any Series of the Notes;

         "Permanent Global Note" means a global note in the form or substantially in the form set out in Part II of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

         "Potential Event of Default" means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

       "Pricing Supplement" has the meaning set out in the Programme Agreement;

"Programme" means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

         "Programme Agreement" means the agreement of even date herewith between the Issuer, the Guarantor and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement;

         "Receipt" means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of the Second Schedule or in such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 10;

"Receiptholders" means the several persons who are for the time being holders of the Receipts;

         "Reference Banks" means the several banks initially appointed as reference banks in relation to the Notes of any relevant Series and/or, if applicable, any Successor reference banks in relation to such Notes;

         "Relevant Date" has the meaning set out in Condition 7;

"repay", "redeem" and "pay" shall each include both the others and cognate expressions shall be construed accordingly;

         "Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions "Notes of the relevant Series", "holders of Notes of the relevant Series" and related expressions shall be construed accordingly;

         "Stock Exchange" means the Luxembourg Stock Exchange, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

         "Subsidiary" means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain) or a subsidiary undertaking (within the meaning of Section 258 and Schedule 10A of the Companies Act 1985 of Great Britain);

         "Successor" means, in relation to the Agent, the other Paying Agents, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents, reference banks or calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantor and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

"Talonholders" means the several persons who are for the time being holders of the Talons;

         "Talons" means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part VI of the Second Schedule or in such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;

         "Temporary Global Note" means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

         "these presents" means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplements, all as from time to time modified in accordance with the provisions herein or therein contained;

"Tranche" means all Notes which are identical in all respects (including as to listing);

         "Trust Corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

         "Zero Coupon Note" means a Note on which no interest is payable;

         words denoting the singular shall include the plural and vice versa;

         words denoting one gender only shall include the other genders; and

         words denoting persons only shall include firms and corporations and vice versa.

(B) (i) All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantor under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 6(e).

         (ii) All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

         (iii) All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

         (iv) All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

         (v) All references in these presents to Euroclear and/or Cedel Bank shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Agent and the Trustee.

         (vi) Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

         (vii) In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

         (viii) In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(C) Words and expressions defined in these presents or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

(D) All references in these presents to the "relevant currency" shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement or, where relevant in the case of Notes denominated or payable in ECU, the chosen currency (as defined in Condition 5(c)) in which payments in respect of such Notes and/or Receipts and/or Coupons are to be made, as the case may be.

(E) All references in these presents to "listing" and "listed" shall include references to "quotation" and "quoted" respectively.


2.  AMOUNT AND ISSUE OF THE NOTES
(A)      Amount of the Notes, Pricing Supplements and Legal Opinions:

         THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(5) of the Programme Agreement shall apply.

         By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

         Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in applicable law affecting the Issuer or, as the case may be, the Guarantor, these presents, the Programme Agreement or the Agency Agreement, or the Trustee has other grounds), the Issuer or, as the case may be, the Guarantor will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

(B) Covenant to repay principal and to pay interest:

         The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT:

         (i) every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(ii) in the case of any payment of principal made to the Trustee or the Agent after the due date or on or after accelerated maturity following an Event of Default, interest shall (subject, where applicable, as provided in the Conditions) continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6(j) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than seven days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(iii) in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

   The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

(C) Trustee's requirements regarding Paying Agents:

         At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:

         (i) by notice in writing to the Issuer, the Guarantor, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(a) to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(b) to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or the relevant other Paying Agent is obliged not to release by any law or regulation; and

(ii) by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent and with effect from the issue of any such notice to the Issuer and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause relating to the Notes shall cease to have effect.

(D) If the Floating Rate Notes or Indexed Interest Notes of any Series become immediately due and repayable under Condition 9 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4(b) except that the rates of interest need not be published.

(E) Currency of payments:

         All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

(F)      Further Notes:

         The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

(G)      Separate Series:

         The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive), 22(B) and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "Notes",
         "Noteholders",      "Receipts",      "Receiptholders",       "Coupons",
         "Couponholders", "Talons" and "Talonholders" shall be construed accordingly.


3.  FORMs OF THE NOTES
(A)      Global Notes:

(i) THE Notes of each Tranche will initially be represented by a Temporary Global Note which shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note, in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note.

         All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Cedel Bank in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement and these presents.

         (ii) Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part I of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by two persons duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

         (iii) Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part II of the Second Schedule and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by two persons duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(B)      Definitive Notes:

(i) The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts III, IV, V and VI, respectively, of the Second Schedule. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery. (ii) The Definitive Notes shall be signed manually or in facsimile by two persons duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent. The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.
(C)      Facsimile Signatures:

         The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

(D) Persons to be treated as Noteholders:

         Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may
         (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (ii) for all other purposes deem and treat:

         (a)    the bearer of any Definitive Note, Receipt, Coupon or Talon; and

         (b)      each  person  for the  time  being  shown  in the  records  of
                  Euroclear or Cedel Bank or such other additional or alternative clearing system approved by the Issuer, the Agent and the Trustee, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.


4.  Fees, Duties And Taxes
         THE Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents (ii) the constitution and original issue of the Notes, the Receipts and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.


5.  Covenant Of Compliance
         EACH of the Issuer and the Guarantor covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes, the Receipts and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.


6.  Cancellation Of NOTes And Records
(A) THE Issuer shall use its best endeavours to procure that all Notes (i) redeemed or (ii) purchased for cancellation by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (together in each case, in the case of Definitive Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith) and, in the case of Definitive Notes all relative Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:
         (a) the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid;

         (b)   the serial numbers of such Notes in definitive form and Receipts;

(c) the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d) the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;
         (e) the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

         (f) the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

         (g) the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

         (h) the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

(B) The Issuer shall use its best endeavours to procure (i) that the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption, purchase by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons and (ii) that such records shall be made available to the Trustee at all reasonable times.


7.  Guarantee
(A) THE Guarantor hereby irrevocably and unconditionally guarantees to the Trustee the due and punctual payment in accordance with these presents of the principal of and interest on the Notes and of all other amounts payable by the Issuer under these presents.

(B) If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, the Guarantor shall cause each and every such payment to be made as if the Guarantor instead of the Issuer were expressed to be the primary obligor of the relevant Note, Receipt or Coupon and not merely as surety (but without affecting the Issuer's obligations) to the intent that the holder thereof shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

(C) If any payment received by the Trustee or any Noteholder, Receiptholder or Couponholder pursuant to the provisions of these presents in relation to the Notes, the Receipts or the Coupons shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the Trustee and the Noteholders and/or Receiptholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantor under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder, Receiptholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

(D) The Guarantor hereby agrees that its obligations hereunder shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Receiptholders or Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19(A), whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders, Receiptholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

(E) Without prejudice to the provisions of Clause 9(A), the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer (as appropriate) and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders, Receiptholders or Couponholders.

(F) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to the Notes, Receipts or Coupons or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable by the Issuer under these presents in relation to the Notes, Receipts and Coupons, shall not be discharged except by complete performance of the obligations contained in these presents in relation to the Notes, Receipts and Coupons and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

(G) If any moneys shall become payable by the Guarantor under this guarantee the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

         (i) in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

         (ii) in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

         (including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all principal of, and interest on, the Notes, Receipts and Coupons shall have been made to the Noteholders, Receiptholders and Couponholders, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes.

(H) The obligations of the Guarantor under these presents constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and (save for certain obligations required to be preferred by law) rank and will rank pari passu with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.


8.  NON-PAYMENT
(A) PROOF that as regards any specified Note, Receipt or Coupon the Issuer or, as the case may be, the Guarantor has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

(B) References in provisos (ii) and (iii) to Clause 2(B) and the provisions of any trust deed supplemental to this Trust Deed corresponding to provisos (ii) and (iii) to Clause 2(B) to "the rates aforesaid" shall, in the event of the Notes having become due and repayable, with effect from the expiry of the interest period during which such Notes become due and repayable, be construed as references to rates of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.


9.       PROCEEDINGS, ACTION AND INDEMNIFICATION
(A) The Trustee shall not be bound to take any proceedings mentioned in Condition 9 or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B) Only the Trustee may enforce the provisions of these presents. No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.


10. APPLICATION OF MONEYS
         ALL moneys received by the Trustee under these presents from the Issuer or, as the case may be, the Guarantor (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 8) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents from the Issuer or, as the case may be, the Guarantor to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

         FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(J) to the Trustee and/or any Appointee;

         SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

         THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

         FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person).

         Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 8, the Trustee will hold such moneys on the above trusts.


11. NOTICE OF PAYMENTS
         THE Trustee shall give notice to the relevant Noteholders in accordance with Condition 13 of the day fixed for any payment to them under Clause
         10. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.


12. INVESTMENT BY TRUSTEE
(A) IF the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes issued by the Issuer under Clause 10 shall be less than 10 per cent. of the nominal amount of the Notes then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the nominal amount of the Notes then outstanding and then such accumulations and funds shall be applied under Clause 10.

(B) Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13. PARTIAL PAYMENTS
         UPON any payment under Clause 10 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.


14. COVENANTS BY THE ISSUER AND THE GUARANTOR
(A) THE Issuer covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (viii), (ix), (xiii), (xiv), (xvi) and (xviii), so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of sub-paragraph (xv), until the expiry of a period of 30 days after the Relevant Date) it shall:

         (i) at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

         (ii) give or procure to be given to the Trustee such opinions, certificates and information as it shall require and in such form as it shall require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

         (iii) cause to be prepared and certified by its Auditors in respect of each annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

         (iv) at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Issuer shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

         (v) send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(vi) forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or Potential Event of Default;

(vii) give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 28th February, 1999 and in any event not later than 180 days after the end of each such financial year a certificate signed by two of its Directors, to the effect that as at a date not more than seven days before delivering such certificate (the "relevant certification date") there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

 (viii)   at all times execute and do all such further  documents,  acts and things as may be necessary at any time or times in the opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

         (ix) at all times maintain an Agent, other Paying Agents, a Calculation Agent and Reference Banks in accordance with the Conditions;

         (x) procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

         (xi) in the event of the unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 13 that such payment has been made;

(xii) use its best endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used such endeavours, use its best endeavours to obtain and maintain a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xiii) give notice to the Noteholders in accordance with Condition 13 of any appointment, resignation or removal of any Agent, Calculation Agent, Reference Bank or other Paying Agent (other than the appointment of the initial Agent, Calculation Agent, Reference Banks and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's or Reference Bank's specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes, Receipts or Coupons remains liable to prescription in the case of the termination of the appointment of the Agent or the Calculation Agent no such termination shall take effect until a new Agent or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

   (xiv)    obtain  the prior  written  approval  of the  Trustee  to, and promptly give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of
                  Section 57 of the Financial Services Act 1986 of the United Kingdom of any such notice which is an investment advertisement (as therein defined));

(xv) if payments of principal or interest in respect of the Notes or relative Receipts or Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United States of America or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof notify the Trustee in writing of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to the United States of America or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such trust deed also (where applicable) to modify Condition 6(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

 (xvi)    comply with and perform all its  obligations  under the Agency
                  Agreement and use its best endeavours to procure that the Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and that the
                  Calculation Agent complies with and performs all its obligations under the relative calculation agency agreement and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

         (xvii) in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two of its Directors, setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(a) up to and including the date of such certificate have been purchased by the Issuer or any Subsidiary of the Issuer and cancelled; and

(b) are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer or any Subsidiary of the Issuer;

(xviii) procure its Subsidiaries to comply with all applicable provisions of Condition 6(h);

(xix)    use its best  endeavours  to  procure  that each of the Paying
                  Agents  makes   available  for   inspection  by   Noteholders,
                  Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer and the Guarantor;

         (xx) if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 13;

         (xxi) use all its best endeavours to procure that Euroclear and/or Cedel Bank (as the case may be) issue(s) any document requested by the Trustee under Clause 16(U) as soon as practicable after such request;

         (xxii) give prior written notice to the Trustee of any proposed redemption pursuant to Condition 6(b) or 6(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 6(c), duly proceed to draw (if appropriate) and redeem the relevant Notes accordingly; and

         (xxiii)  promptly  provide the Trustee  with copies of all  supplements
                  and/or  amendments   and/or   restatements  of  the  Programme
                  Agreement.

(B) The Guarantor covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (viii) and (xvi), so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of sub-paragraph (xv), until the expiry of a period of 30 days after the Relevant Date) it shall:

         (i) at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

         (ii) give or procure to be given to the Trustee such opinions, certificates and information as it shall require and in such form as it shall require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

         (iii) cause to be prepared and certified by its Auditors in respect of each annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

         (iv) at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Guarantor shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

         (v) send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(vi) forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or Potential Event of Default;

(vii) give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 28th February, 1999 and in any event not later than 180 days after the end of each such financial year a certificate signed by two of its Directors, to the effect that as at a date not more than seven days before delivering such certificate (the "relevant certification date") there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate the Guarantor has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(viii)   at all times execute and do all such further  documents,  acts and things as may be necessary at any time or times in the opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

(ix) if payments of principal or interest in respect of the Notes or relative Receipts or Coupons by the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United States of America or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof notify the Trustee in writing of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to the United States of America or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such trust deed also (where applicable) to modify Condition 6(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

 (x)    comply with and perform all its obligations under the Agency Agreement;

         (xi) in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two of its Directors, setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(a) up to and including the date of such certificate have been purchased by the Guarantor or any Subsidiary of the Guarantor and cancelled; and

(b) are at the date of such certificate held by, for the benefit of, or on behalf of, the Guarantor or any Subsidiary of the Guarantor; and

  (xii) procure its Subsidiaries to comply with all applicable provisions of Condition 6(h).


15. REMUNERATION AND INDEMNIFICATION OF TRUSTEE
(A) THE Issuer shall pay to the Trustee remuneration for its services as trustee of these presents such amount as shall be agreed from time to time by exchange of letters between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

(B) In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C) The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D) In the event of the Trustee and the Issuer failing to agree:

(1) (in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

   (2)      (in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration,

         such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.

(E) The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F) All amounts payable pursuant to sub-clause (E) above and/or Clause 16(J) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within seven days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within seven days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G) Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(J) shall continue in full force and effect notwithstanding such discharge.

(H) The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.


16. SUPPLEMENT TO TRUSTEE ACT 1925
         THE Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

         (A) The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

         (B) Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

         (C) The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer or by any two Directors of the Guarantor, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

         (D) The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

         (E) The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

         (F) The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that each of the Issuer and the Guarantor is observing and performing all its obligations under these presents.

         (G) Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H) The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

   (I)      The  Trustee  shall not be  liable to any  person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

         (J) Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantor shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

         (K) Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

         (L) The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantor or any other person in connection with these presents and no Holder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

         (M) Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

         (N) The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(O) In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, the Receiptholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

         (P) Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges properly incurred for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(Q) The Trustee may whenever it thinks fit, subject to the consent of the Issuer (such consent not to be unreasonably withheld) except following the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred or is about to occur or if the Trustee has been advised by its legal advisers that such delegation is necessary in order to avoid a conflict of interest or a possible conflict of interest in each of which cases no such consent of the Issuer as aforesaid shall be required, delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee shall have exercised reasonable care in the selection of such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(R) The Trustee may after consultation with the Issuer and the Guarantor unless, in the opinion of the Trustee, such consultation would be materially prejudicial to the interests of the Noteholders in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of such agent the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent. The Trustee shall within a reasonable time after appointing such an agent or after any renewal, extension or termination of such an appointment give notice thereof to the Issuer.

(S)      The  Trustee  shall  not be  responsible  for  the  execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(T) The Trustee may call for any document and/or evidence and/or information and/or certification to be issued or given by Euroclear or Cedel Bank as to the nominal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any document and/or evidence and/or information and/or certification to such effect purporting to be issued or given by Euroclear or Cedel Bank and subsequently found to be forged or not authentic.

17. TRUSTEE'S LIABILITY
         NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any Liability for negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under these presents.


18. TRUSTEE CONTRACTING WITH the ISSUER and the guarantor
         NEITHER the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i) entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, any Issuer or any person or body corporate associated as aforesaid); or

(ii)     accepting or holding the  trusteeship  of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

         Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by
         Noteholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.


19. WAIVER, AUTHORISATION AND DETERMINATION
(A) THE Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.


    MODIFICATION
(B) The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Third Schedule or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

    BREACH
(C) Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the Issuer or the Guarantor in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.


    CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER
(D) (1) The Issuer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

(a) the corporation formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and shall expressly assume, by a trust deed supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of these presents on the part of the Issuer to be performed or observed;

                  (b) immediately after giving effect to such transaction, no Event of Default or Potential Event of Default shall have occurred;

                  (c) the Issuer has delivered to the Trustee a certificate signed by two of its Directors and an opinion of counsel acceptable to the Trustee, each stating that such consolidation, merger, conveyance or transfer and such supplemental trust deed comply with this paragraph (1) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (d) the Guarantor has delivered to the Trustee a certificate signed by two of its Directors and an opinion of counsel acceptable to the Trustee, each stating that the Guarantor's obligations under these presents shall remain in full force and effect thereafter.

         (2) Upon any consolidation with or merger into any other corporation, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, in each case in accordance with paragraph (1) above, the successor corporation formed by such consolidation or into which the Issuer is merged or the successor person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under these presents with the same effect as if such successor had been named as the Issuer herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under these presents.

         (3) The Guarantor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

(a) the corporation formed by such consolidation or into which the Guarantor is merged or the person which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety shall be a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and shall expressly assume, by a trust deed supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Guarantor contained in Clause 7 and the performance of every covenant contained in these presents on the part of the Guarantor to be performed or observed;

(b)      immediately  after giving effect to such transaction,
                           no Event of Default or Potential Event of Default shall have occurred; and

                  (c) the Guarantor has delivered to the Trustee a certificate signed by two of its Directors and an opinion of counsel acceptable to the Trustee, each stating that such consolidation, merger, conveyance or transfer and such supplemental trust deed comply with this paragraph (3) and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (4) Upon any consolidation with or merger into any other corporation, or any conveyance or transfer of the properties and assets of the Guarantor substantially as an entirety, in each case in accordance with paragraph (3) above, the successor corporation formed by such consolidation or into which the Guarantor is merged or the successor person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under these presents with the same effect as if such successor had been named as the Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under these presents.


20.      HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER
(A) WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.


    NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS
(B) Neither the Trustee nor the Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with Condition 13.


21. CURRENCY INDEMNITY
         EACH of the Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

         (a) any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the holders of the Notes issued by the Issuer or the Guarantor and the relative Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

(b) any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

         The above indemnities shall constitute obligations of the Issuer and the Guarantor separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or its liquidator or liquidators.


22. NEW TRUSTEE
(A) THE power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Agent and the Noteholders.


    SEPARATE AND CO-TRUSTEES
(B) Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the Issuer (but without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i) if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

 (iii)    for the purposes of  obtaining a judgment in any  jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer or the Guarantor.

         The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.


23. TRUSTEE'S RETIREMENT AND REMOVAL
         A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.


24. TRUSTEE'S POWERS TO BE ADDITIONAL
         THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.


25. NOTICES
         ANY notice or demand to the Issuer, the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:


         to the Issuer                      4500 Park Granada
                                            Calabasas
                                            California 91302
                                            U.S.A.

                                          (Attention:       Jennifer Sandefur
                                                        Executive Vice President
                                                           and Treasurer)
                                           Facsimile No.     001 818 225 4001


         to the Guarantor:                  4500 Park Granada
                                            Calabasas
                                            California 91302
                                            U.S.A.

                                            (Attention:       Keith McLaughlin
                                                              Managing Director
                                                              and Treasurer)
                                            Facsimile No.     001 818 225 4053


         to the Trustee:                    1 Appold Street
                                            Broadgate
                                            London EC2A 2HE

                       (Attention: the Managing Director)

                                            Facsimile No.     44 171 982 1149

         or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.


26. GOVERNING LAW
         THESE presents are governed by, and shall be construed in accordance with, English law.


27. SUBMISSION TO JURISDICTION
(A) EACH of the Issuer and the Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as "Proceedings") may be brought in the courts of England. Each of the Issuer and the Guarantor irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(B) Each of the Issuer and the Guarantor irrevocably and unconditionally appoints Clifford Chance Secretaries Limited at its registered office for the time being (being at the date hereof at 200 Aldersgate Street, London EC1A 4JJ) and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer or the Guarantor may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of the Issuer and the Guarantor:

         (i) agrees to procure that, so long as any of the Notes issued by it remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

         (ii) agrees that failure by any such person to give notice of such service of process to the Issuer or the Guarantor shall not impair the validity of such service or of any judgment based thereon; and

         (iii) agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.


28. COUNTERPARTS
         THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date stated on page 1.


TERMS AND CONDITIONS OF THE NOTES
The following are the Terms and Conditions of the Notes which will be incorporated by reference into each global Note and each definitive Note, in the latter case only if permitted by all legal and other relevant regulatory requirements and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each temporary global Note, permanent global Note and definitive Note. Reference should be made to "Form of the Notes" above for a description of the content of Pricing Supplements which will include the definitions of certain terms used in the following Terms and Conditions or specify which of such terms are to apply in relation to the relevant Notes. This Note is one of a Series (as defined below) of Notes issued by Countrywide Home Loans, Inc. (the "Issuer") constituted by a Trust Deed dated 1st May, 1998 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") made between the Issuer, Countrywide Credit Industries, Inc. as guarantor (the "Guarantor") and Bankers Trustee Company Limited (the "Trustee", which expression shall include any successor as trustee). References herein to the "Notes" shall be references to the Notes of this Series and shall mean:
    (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency;
    (ii) definitive Notes issued in exchange for a global Note; and (iii) any global Note.
The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Agency Agreement also dated 1st May, 1998 (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the "Agency Agreement") and made between the Issuer, the Guarantor, Bankers Trust Company as issuing and principal paying agent and agent bank (the "Agent", which expression shall include any successor agent specified in the applicable Pricing Supplement), the other paying agents named therein (together, where the context so permits, with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents) and the Trustee. Interest bearing definitive Notes (unless otherwise indicated in the applicable Pricing
Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons.
Definitive Notes repayable in instalments have receipts ("Receipts") for the payment of the instalments of principal (other than the final instalment) attached on issue. The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the "applicable Pricing Supplement" are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note. The Trustee acts for the benefit of the holders for the time being of the Notes (the "Noteholders", which expression shall, in relation to any Notes represented by a global Note, be construed as provided below), the holders of the Receipts (the "Receiptholders") and the holders of the Coupons (the "Couponholders", which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed. As used herein, "Tranche" means Notes which are identical in all respects (including as to listing) and "Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are
(i)(129) expressed   to  be   consolidated   and   form  a  single   series  and
(ii)(129) identical in all respects (including as to listing) except fortheir respective Issue Dates, Interest Commencement Dates and/or Issue Prices. Copies of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at 1stMay, 1998 at 1 Appold Street, Broadgate, London EC2A 2HE, England) and at the specified office of each of the Agent and the other Paying Agents (and, if this Note is a listed Note of any Series, a copy of the applicable Pricing Supplement is available, free of charge, from the specified office of the Paying Agent in Luxembourg) save that, if this Note is an unlisted Note of any Series, the applicable Pricing Supplement will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Trustee or, as the case may be, the relevant Paying Agent as to its holding of Notes and as to identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. These Terms and Conditions include summaries of, and are subject to the detailed provisions of, the Trust Deed. Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail. 1. Form, Denomination and Title The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination. This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Indexed Interest Note, an Indexed Redemption Amount Note, an Instalment Note, a Dual Currency Note or a Partly Paid Note or a combination of any of the foregoing or any other type of Note, depending upon the Interest Basis and Redemption/Payment Basis shown in the applicable Pricing Supplement. Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable. Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The Issuer, the Guarantor, the Replacement Agent (as defined in the Agency Agreement) and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph. For so long as any of the Notes is represented by a global Note held on behalf of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and/or Cedel Bank,(129)sociAtA anonyme ("Cedel Bank") each person (other than Euroclear or Cedel Bank or, in the case of Notes listed on the Paris Bourse, Sicovam (as defined below)) who is for the time being shown in the records of Euroclear or of Cedel Bank as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Cedel Bank as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the bearer of the relevant global Note shall be treated by the Issuer, the Guarantor, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant global Note and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly. Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Cedel Bank, as the case may be. References to Euroclear and/or Cedel Bank shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system including, in the case of Notes listed on the Paris Bourse, Sicovam SA and the IntermAdiaires financiers habilitAs authorised to maintain accounts therein (together "Sicovam") approved by the Issuer, the Agent and the Trustee. 2. Status of the Notes and the Guarantee (a)The Notes and the relative Receipts and Coupons are direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain debts required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding. (b)The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor under the Trust Deed. The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and rank pari passu and (save for certain debts required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding. 3. ECU Notes (a) Application of this Condition This Condition only applies if the Notes are denominated or payable in ECU. (b) Value and composition of the ECU Subject to Condition 5 (c), the ECU in which the Notes are denominated or payable ("ECU") will be the same as the ECU, as referred to in Article 109g of the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty") and as defined in Council Regulation (EC) No 3320/94, that is from time to time used as the unit of account of the European Communities (the "EC"). Changes to the ECU may be made by the EC in which event the ECU will change accordingly. References to the ECU shall be deemed to be references to the ECU as so changed from time to time.
(c) Provisions applicable from the start of the third stage of European economic and monetary union Notwithstanding the other provisions of these Terms and Conditions, on and after the Commencement Date:
    (i) all payments in respect of the Notes, the Receipts and the Coupons will be made solely in euro, including payments of interest in respect of periods commencing before the Commencement Date, as though references in the Notes to ECU were to euro;
    (ii) payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;
    (iii) references in these Terms and Conditions to "ECU Settlement Day" shall be read as references to any day on which the TARGET System (as defined in Condition 17) is operating;
    (iv) if the Notes are Fixed Rate Notes and interest for any period ending on or after the Commencement Date is required to be calculated for a period of less than one year, it will be calculated on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed fall in a leap year, the sum of (i) the number of those days falling in a leap year divided by 366 and
(ii) the number of those days falling in a non-leap year divided by 365);
    (v) if the Notes are Floating Rate Notes the applicable Pricing Supplement specifies any relevant changes to the provisions relating to interest; and
    (vi) such other changes (whether or not relating to any of the above matters) shall be made to these Terms and Conditions as the Issuer may decide, with the prior written approval of the Agent and Trustee, to conform them to conventions then applicable to instruments denominated in euro or to enable the Notes to be consolidated with one or more issues of other notes, whether or not originally denominated in ECU or euro. Any such other changes will not take effect until after they have been notified to the Noteholders in accordance with Condition 13. (c) Definition In this Condition, "Commencement Date" means the start of the third stage of economic and monetary union pursuant to the Treaty (as defined above). 4. Interest (a) Interest on Fixed Rate Notes Each Fixed Rate Note bears interest on its nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date. The first payment of interest will be made on the Interest Payment Date next following the Interest Commencement Date. Except as provided above or in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on such date will amount to the Fixed Coupon Amount. As used herein, "Fixed Interest Period" means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date. If interest is required to be calculated for a period of other than a Fixed Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. (b) Interest on Floating Rate Notes and Indexed Interest Notes (i) Interest Payment Dates Each Floating Rate Note and Indexed Interest Note bears interest on its nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

    (A) the Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or (B) if no express Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each an "Interest Payment Date") which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date). If a business day convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the business day convention specified is:
           (1) in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date; or
           (2) the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or
           (3) the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or
           (4) the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.
In this Condition, "Business Day" means a day which is both:
    (A) a day on which commercial banks and foreign exchange markets settle payments in London and any Additional Business Centre specified in the applicable Pricing Supplement; and
    (B) either (1) in relation to any sum payable in a Specified Currency other than ECU, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is New Zealand dollars, shall be Auckland) or
(2) in relation to any sum payable in ECU, an ECU Settlement Day (as defined in the 1991 ISDA Definitions, as amended and updated as at the Issue Date of the first Tranche of the Notes, published by the International Swaps and Derivatives Association, Inc. (the "ISDA Definitions") but not including part (b) of such definition). (ii) Rate of Interest The Rate of Interest payable from time to time in respect of Floating Rate Notes and Indexed Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.
(A) ISDA Determination for Floating Rate Notes
Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:
    (1) the Floating Rate Option is as specified in the applicable Pricing Supplement; (2) the Designated Maturity is a period specified in the applicable Pricing Supplement; and (3) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (LIBOR) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement. For the purposes of this sub-paragraph (A), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions. (B) Screen Rate Determination for Floating Rate Notes Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:
    (1) the offered quotation; or
    (2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations. The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph. If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than the London inter-bank offered rate, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement. (iii) Minimum and/or Maximum Rate of Interest If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest. If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest. (iv) Determination of Rate of Interest and Calculation of Interest Amounts The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Indexed Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Indexed Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same. The Agent will calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes or Indexed Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. "Day Count Fraction" means, in respect of the calculation of an amount of interest for any Interest Period:
    (i) if "Actual/365" or "Actual/Actual" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of
(A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);
    (ii) if "Actual/365 (Fixed)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;
    (iii) if "Actual/360" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;
    (iv) if "30/360", "360/360" or "Bond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and
    (v) if "30E/360" or "Eurobond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).
(v) Notification of Rate of Interest and Interest Amounts The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes or Indexed Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition(129)13 as soon as possible after their determination but in no event later than the fourth London Business Day (as defined in Condition(129)6(c)) thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Indexed Interest Notes are for the time being listed and to the Noteholders in accordance with Condition(129)13. (vi) Determination or calculation by Trustee If for any reason at any relevant time the Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Pricing Supplement, as the case may be, and, in each case (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any minimum or maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or the Calculation Agent, as applicable. (vii) Certificates to be final All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b), whether by the Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Agent, the Calculation Agent (if applicable), the other Paying Agents, the Trustee and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or (if applicable) the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions. (c) Dual Currency Notes In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the applicable Pricing Supplement. (d) Partly Paid Notes In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement. (e) Accrual of Interest Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed. 5. Payments (a) Method of Payment Subject as provided below:
    (i) payments in a Specified Currency other than ECU or U.S. dollars will be made by transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is New Zealand dollars, shall be Auckland);
    (ii) payments in ECU will be made by credit or transfer to an ECU account specified by the payee; and (iii) payments in U.S. dollars will be made by transfer to a U.S. dollar account maintained by the payee with a bank outside the United States (which expression, as used in this Condition 5, means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction), or by cheque drawn on a United States bank. In no event will payment be made by a cheque mailed to an address in the United States or by transfer to an account maintained by the payee with a bank located in the United States. Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition(129)7. References to "Specified Currency" will include any successor currency under applicable law. (b) Presentation of Notes, Receipts and Coupons Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against surrender of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)). Payments of instalments of principal (if any), other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against surrender of the relevant Receipt. Payment of the final instalment will be made in the manner provided in paragraph
(a) above only against surrender of the relevant Note. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof. Fixed Rate Notes in definitive form (other than Dual Currency Notes or Indexed Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10(129)years after the Relevant Date (as defined in Condition(129)7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition(129)8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter. Notwithstanding the provisions of this paragraph, if any such Fixed Rate Notes in definitive form should be issued on terms such that, on the presentation for payment of any such Note without any unmatured Coupons attached thereto or surrendered therewith, the amount required by this paragraph to be deducted would be greater than the Early Redemption Amount otherwise due for payment, then, upon the due date for redemption of any such Note, such unmatured Coupons (whether or not attached) shall become void (and no payment shall be made in respect thereof) as shall be required so that, upon application of the provisions of this paragraph in respect of such Coupons as have not so become void, the amount required by this paragraph to be deducted would not be greater than the Early Redemption Amount otherwise due for payment. Where the application of the foregoing sentence requires some but not all of the unmatured Coupons relating to a Note to become void, the relevant Paying Agent shall determine which unmatured Coupons are to become void, and shall select for such purpose Coupons maturing on later dates in preference to Coupons maturing on earlier dates. Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof. Upon the date on which any Floating Rate Note, Dual Currency Note or Indexed Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note. Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by such Paying Agent and such record shall be prima facie evidence that the payment in question has been made. The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Cedel Bank as the beneficial holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Cedel Bank, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such global Note. Notwithstanding the foregoing, if any amount of principal and/or interest in respect of this Note is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of this Note will be made at the specified office of a Paying Agent in the United States if:
    (i) the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;
    (ii) payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and
    (iii) such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

(c) Payment in a Component Currency
If any payment of principal or interest in respect of a Note, Receipt or Coupon is to be made in ECU and, on the relevant due date, the ECU is used neither as the unit of account of the EC nor as the currency of the European Union, the Trustee shall, without liability on its part and without having regard to the interests of individual Noteholders, Receiptholders or Couponholders and after consultation, if practicable, with the Issuer, choose a currency which was a component of the ECU when the ECU was most recently used as the unit of account of the EC (the "chosen currency") in which all payments due on that due date with respect to such Notes, Receipts and Coupons shall be made. Notice of the chosen currency selected by the Trustee shall, where practicable, be published in accordance with Condition 13. The amount of each payment in such chosen currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph (c), as of the fourth London Business Day prior to the date on which such payment is due. For the purposes of this paragraph (c), the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

Without prejudice to the preceding paragraph, on the first London Business Day from which the ECU is used neither as the unit of account of the EC nor as the currency of the European Union, the Trustee shall, without liability on its part and without having regard to the interests of individual Noteholders, Receiptholders or Couponholders and after consultation, if practicable, with the Issuer, choose a currency which was a component of the ECU when the ECU was most recently used as the unit of account of the EC (also the "chosen currency") in which all payments with respect to Notes, Receipts and Coupons having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such chosen currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph
(c), as of such first London Business Day. The equivalent of the ECU in the relevant chosen currency as of any date (the "Day of Valuation") shall be determined on the following basis by the Agent. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the chosen currency shall be calculated by first aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalent of the Component in the chosen currency as set forth below, calculating the equivalent in the chosen currency of such aggregate amount in U.S. dollars. The U.S. dollar equivalent of each of the Components shall be determined by the Agent on the basis of the middle spot delivery quotations prevailing at 11.00 a.m. (London time) on the Day of Valuation, as obtained by the Agent from one or more leading banks as selected by the Agent in the country of issue of the Component in question. If the official unit of any Component is altered by way of combination or subdivision, the number of units of that Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Components expressed in such single currency. If any Component is divided into two or more currencies, the amount of that Component shall be replaced by amounts of such two or more currencies each of which shall be equal to the amount of the former Component divided by the number of currencies into which that Component was divided. If no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected by the Agent for this purpose because foreign exchange markets are closed in the country of issue of that Component or for any other reason, the most recent direct quotations for that Component obtainable by the Agent shall be used in computing the U.S. dollar equivalent of the ECU on such Day of Valuation, provided, however, that such most recent quotations may be used only if they were prevailing in the country of issue of each Component not more than two London Business Days before such Day of Valuation. If the most recent quotations obtained by the Agent are those which were so prevailing more than two London Business Days before such Day of Valuation, the Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such Component and for the U.S. dollar prevailing at 11.00 a.m. (London time) on such Day of Valuation, as obtained by the Agent from one or more leading banks, as selected by the Agent, in a country other than the country of issue of such Component. If such most recent quotations obtained by the Agent are those which were so prevailing not more than two London Business Days before such Day of Valuation, the Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if it judges that the U.S. dollar equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. If there is more than one market for dealing in any Component by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such Component shall be that upon which a non-resident issuer of securities denominated in such Component would ordinarily purchase such Component in order to make payments in respect of such securities. All choices and determinations made by the Agent or the Trustee for the purposes of this paragraph (c) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuer, the Guarantor, all Noteholders, Receiptholders and Couponholders. Whenever a payment is to be made in a chosen currency as provided in this paragraph (c), such chosen currency shall be deemed to be the Specified Currency for the purposes of the other provisions of this Condition. From the start of the third stage of European economic and monetary union, all amounts or payments in respect of Notes denominated or payable in ECU will be payable in euro at the rate of one euro for one ECU. This paragraph (c) will not result in a payment in a Component in such circumstances. (d) Payment Day If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, "Payment Day" means any day which is:
    (i) a day on which commercial banks and foreign exchange markets settle payments in the relevant place of presentation;
    (ii)   a Business Day (as defined in Condition 4(b)(i)); and
    (iii) in relation to Notes denominated or payable in ECU, a day on which payments in ECU can be settled by commercial banks and in foreign exchange markets in the place in which the relevant account for payment is located. (e) Interpretation of Principal and Interest Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
    (i) any additional amounts which may be payable with respect to principal under Condition 7; (ii) the Final Redemption Amount of the Notes; (iii) the Early Redemption Amount of the Notes; (iv) the Optional Redemption Amount(s) (if any) of the Notes; (v) in relation to Notes redeemable in instalments, the Instalment Amounts; (vi) in relation to Zero Coupon Notes, the Amortised Face Amount; and (vii) any premium and any other amounts which may be payable by the Issuer under or in respect of the
Notes.
Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts (other than interest) which may be payable with respect to interest under Condition 7. 6. Redemption and Purchase (a) At Maturity Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date. (b) Redemption for Tax Reasons The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Indexed Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Indexed Interest
Note), on giving not less than 30 nor more than 60 days' notice to the Agent and, in accordance with Condition 13, the Noteholders (which notice shall be irrevocable), if:
    (i) on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts in each case as a result of any change in, or amendment to, the laws or regulations of the United States of America or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and
    (ii) such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Agent a certificate signed by two Directors of the Issuer or, as the case may be, two Directors of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment. In addition if the Issuer or, if applicable, the Guarantor determines, based upon a written opinion of independent United States legal counsel, that any payment made outside the United States by the Issuer, the Guarantor or any Paying Agent of principal or interest due in respect of any Note, Receipt or Coupon would, under any present or future laws or regulations of the United States of America, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Issuer, the Guarantor, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien (as defined in Condition 7)) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien the Issuer, at its option, will either (x) redeem the Notes, in whole but not in part, or (y) if and so long as the conditions of Condition 7 are satisfied, pay the additional amounts specified in Condition 7. The right of the Issuer to exercise such option will not apply where the requirement otherwise giving rise to such option (1) would not be applicable to a payment made by the Issuer, the Guarantor or any Paying Agent (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, (2) can be satisfied by such custodian, nominee or other agent certifying that such beneficial owner is a United States Alien, provided that in each case referred to in sub-paragraphs (1)(ii) and (2) payment by such custodian, nominee or agent of such beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on a custodian, nominee or other agent described in (4) of this sentence) or (3) would not be applicable to payment made by at least one other Paying Agent or (4) is applicable to a payment to a custodian, nominee or other agent of the beneficial owner who is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50 per cent. or more of whose gross income for the 3-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, or is otherwise related to the United States. Such determination and election will be made as soon as practicable, and the Issuer will promptly publish notice thereof (the "Determination Notice") stating the effective date of such certification, identification or other information or reporting requirement, whether the Notes shall be redeemed or that the additional amounts specified in Condition 7 should be paid and (if applicable) the last date by which the redemption of the Notes must take place. If an election has been made that the Notes shall be redeemed, such redemption will take place on such date (being an Interest Payment Date if this Note is either a Floating Rate Note or an Indexed Interest Note), not later than one year after the publication of the Determination Notice, as the Issuer elects by notice to the Noteholders in accordance with Condition 13 at least 60 days before the date fixed for redemption. Notwithstanding the foregoing, the Notes will not be so redeemed if the Issuer subsequently determines, based on an opinion of independent United States legal counsel, no less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Issuer will promptly publish notice of such determination and any earlier redemption notice will be revoked and of no further effect. Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption. (c) Redemption at the Option of the Issuer If the Issuer is specified in the applicable Pricing Supplement as having an option to redeem, the Issuer shall, having given:
    (i) not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 13; and (ii) not less than 30 days before the giving of the notice referred to in (i), notice to the Agent;
(which notices shall be irrevocable), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount equal to the Minimum Redemption Amount or a Higher Redemption Amount. In the case of a partial redemption of Notes, the Notes to be redeemed ("Redeemed Notes") will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Cedel Bank, in the case of Redeemed Notes represented by a global Note, not more than 60 days prior to the date fixed for redemption (such date of selection being hereinafter called the "Selection Date"). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 30 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 at least 5 days prior to the Selection Date.
(d) Redemption at the Option of the Noteholders
If the Noteholders are specified in the applicable Pricing Supplement as having an option to redeem, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than 30 nor more than 60 days' notice (which shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. If this Note is in definitive form, to exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder must specify a bank account (or, if payment is by cheque, an address) to which payment is to be made under this Condition. (e) Early Redemption Amounts For the purpose of paragraph (b) above and Condition 9, the Notes will be redeemed at the Early Redemption Amount calculated as follows:
    (i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;
    (ii) in the case of Notes (other than Zero Coupon Notes but including Instalment Notes and Partly Paid Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the Pricing Supplement, at their nominal amount; or
    (iii) in the case of Zero Coupon Notes, at an amount (the "Amortised Face Amount") equal to the sum of: (A) the Reference Price; and (B) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable. Where such calculation is to be made for a period which is not a whole number of years, it shall be made on the basis of a 360-day year consisting of 12 months of 30 days each or such other calculation basis as may be specified in the applicable Pricing Supplement. (f) Instalments Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above. (g) Partly Paid Notes Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement. (h) Purchases The Issuer, the Guarantor or any of its other Subsidiaries (as defined in the Trust Deed) may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor, surrendered to any Paying Agent for cancellation. (i) Cancellation All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts and Coupons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold. (j) Late payment on Zero Coupon Notes If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:
    (i) the date on which all amounts due in respect of such Zero Coupon Note have been paid; and (ii) five days after the date on which the full amount of the moneys payable has been received by the
Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 13. 7. Taxation Subject to certain exceptions and limitations set forth below, all payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United States of America or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon as a result of withholding or deduction on account of any one or more of the following:
    (i) any tax or duty which would not have been so imposed but for (A) the existence of any present or former connection between such holder (or between a fiduciary, settlor, or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or a corporation) and the United States of America including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or having had a permanent establishment therein, or (B) such holder's present or former status as a personal holding company, foreign personal holding company or passive foreign investment company with respect to the United States of America or a controlled foreign corporation or a foreign tax exempt organisation for United States tax purposes or as a corporation which accumulates earnings to avoid United States Federal income tax;
    (ii) any tax or duty which would not have been so imposed but for the presentation or surrender by the holder of such Note, Receipt or Coupon for payment on a date more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day;
    (iii) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax or duty; (iv) any tax or duty which would not have been so imposed but for the failure to comply with certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with the United States of America of the holder or beneficial owner of such Note, Receipt or Coupon, if such compliance is required by statute or by regulation of the United States of America as a precondition of relief or exemption from such tax or duty;
    (v) any tax or duty which is payable otherwise than by withholding from a payment on a Note, Receipt or Coupon;
    (vi) any tax or duty imposed on a Noteholder, Receiptholder or Couponholder that actually or constructively owns 10 per cent. or more of the total combined voting power of all classes of stock of the Issuer or, as the case may be, the Guarantor entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code"); or
    (vii)  any combination of items (i), (ii), (iii), (iv), (v) and (vi), nor will additional amounts be paid with respect to any payment of principal of or interest on any such Note, Receipt or Coupon to any United States Alien which is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note, Receipt or Coupon. As used herein, "United States Alien" means any corporation, partnership, individual or fiduciary that is, for United States Federal tax purposes, a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal tax purposes, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust. Notwithstanding the above, if and so long as a certification, identification or other information reporting requirement referred to in the third paragraph of Condition 6(b) would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect, by so stating in the Determination Notice, to have the following provisions of this Condition 7 apply in lieu of the provisions of the third paragraph of Condition 6(b). In such event, the Issuer, failing which, if applicable, the Guarantor, will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirements outside the United States of America by it, the Guarantor (if applicable) or any of the Paying Agents of principal or interest due in respect of any Note, Receipt or Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any Paying Agent or any governmental authority), after withholding or deduction for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (1) is the result of a certification, identification or other information reporting requirement which would not be applicable in the circumstances described in the fourth paragraph of Condition 6(b) or (2) is imposed as a result of any of the circumstances described in paragraph (i), (ii) or (vi) above or any combination thereof), will not be less than the amount provided for in such Note, Receipt or Coupon to be then due and payable. If the Issuer or, if applicable, the Guarantor elects to pay such additional amounts and so long as they are obligated to pay the same, the Issuer may subsequently redeem the Notes in accordance with Condition 6(b). As used in these Terms and Conditions, the "Relevant Date" means the date on which a payment in respect of a Note, Receipt or Coupon first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13. 8. Prescription The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10(129)years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor. There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b). 9. Events of Default (A)If any one or more of the following events (each an "Event of Default") shall occur and is continuing, the Trustee at its discretion may, and if so requested in writing by the holders of at least one quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders shall (subject to being indemnified to its satisfaction), give notice to the Issuer that the Notes are, and they shall thereupon immediately become, due and repayable at their Early Redemption Amount, together with accrued interest as provided in the Trust
Deed:
    (a) if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 30(129)days in the case of interest; or
    (b) if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and (except in any case where, in the opinion of the Trustee, the failure is incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 60(129)days next following the service by the Trustee on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or
    (c) if any Indebtedness for Borrowed Money of the Issuer or the Guarantor becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer or the Guarantor fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or any security given by the Issuer or the Guarantor for any Indebtedness for Borrowed Money becomes enforceable or if default is made by the Issuer or the Guarantor in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person provided that no such event shall constitute an Event of Default unless the relative Indebtedness for Borrowed Money either alone or when aggregated with other Indebtedness for Borrowed Money relative to all (if any) other such events which shall have occurred shall amount to at least U.S.$10,000,000 (or its equivalent in any other currency); or
    (d) the entry of a decree or order for relief in respect of the Issuer or the Guarantor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws of the United States of America, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
    (e) the commencement by the Issuer or the Guarantor of a voluntary case under the Federal bankruptcy laws of the United States of America, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Issuer or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action in furtherance of any of the foregoing. (B) The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding, and (b) it shall have been indemnified to its satisfaction;
    (2) No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing. For the purposes of this Condition, "Indebtedness for Borrowed Money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of
(i)(129)money  borrowed,   (ii)(129)liabilities  under  or  in  respect  of  any
acceptance or acceptance credit or (iii)(129)any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash. 10. Replacement of Notes, Receipts, Coupons and Talons Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Replacement Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and the Replacement Agent may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued. 11. Agent and Paying Agents The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out below. The Issuer and the Guarantor are entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:
    (i) so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;
    (ii) there will at all times be a Paying Agent with a specified office in a city approved by the Trustee in continental Europe; and
    (iii)  there will at all times be an Agent.
In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 5(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Noteholders in accordance with Condition 13. 12. Exchange of Talons On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition
8. 13. Notices All notices regarding the Notes shall be published (i) in a leading English language daily newspaper of general circulation in London and,
(ii) if and for so long as the Notes are listed on the Luxembourg Stock Exchange, a daily newspaper of general circulation in Luxembourg and (in respect of any Notes listed on the Paris Bourse (so long as that exchange requires)) in a French language daily newspaper of general circulation in Paris. It is expected that such publication will be made in the Financial(129)Times in London, the Luxemburger Wort in Luxembourg and Les Echos in Paris. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any other stock exchange on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in each such newspaper or, where published in such newspapers on different dates, the last date of such first publication. If publication as provided above is not practicable, notice will be given in such other manner and shall be deemed to have been given on such date, as the Trustee may approve. Receiptholders and Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this Condition. Except in the case of Notes listed on the Luxembourg Stock Exchange, until such time as any definitive Notes are issued, there may (provided that, in the case of Notes listed on any stock exchange other than the Luxembourg Stock Exchange, the rules of such stock exchange so permit), so long as the global Note(s) is or are held in its/their entirety on behalf of Euroclear and Cedel Bank, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and Cedel Bank for communication by them to the Noteholders. Any such notice shall be deemed to have been given to the Noteholders on the seventh day after the day on which the said notice was given to Euroclear and Cedel Bank. Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent. Whilst any of the Notes is represented by a global Note, such notice may be given by any Noteholder to the Agent via Euroclear and/or Cedel Bank, as the case may be, in such manner as the Agent and Euroclear and/or Cedel Bank, as the case may be, may approve for this purpose. 14. Meetings of Noteholders, Modification and Waiver The Trust Deed contains provisions for convening meetings of the
Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Guarantor or by Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, Receipts or Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts or Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders. The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest error. Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable thereafter. In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed. 15. Further Issues The Issuer shall be at liberty from time to time without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of Notes of other Series where the Trustee so decides. 16. Consolidation, Merger and Transfer of Assets The Trust Deed provides that neither the Issuer nor the Guarantor may consolidate with, or merge into, any corporation, or transfer its assets substantially as an entirety to any person, unless (a)(129)the successor corporation or transferee assumes the Issuer's or, as the case may be, the Guarantor's obligations in respect of the Notes, the Receipts and the Coupons and under the Trust Deed, (b) after giving effect to the relevant transaction, no Event of Default or Potential Event of Default (as defined in the Trust Deed) shall have occurred and be continuing and (c)(129)certain other conditions set out in the Trust Deed are complied with. 17. Redenomination and Exchange (a) Redenomination Where redenomination is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Agent, Euroclear and Cedel Bank and at least 30 days' prior notice to the Noteholders in accordance with Condition 13, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro. The election will have effect as follows:
    (i) each Specified Denomination and, in the case of Fixed Rate Notes, each amount of interest specified on the Coupons will be deemed to be such amount of euro as is equivalent to its denomination or the amount so specified in the Specified Currency at the Established Rate, rounded down to the nearest euro 0.01;
    (ii) after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;
    (iii) paragraph (B) of the definition of Business Day in Condition 4(b)(i) shall read as follows: "either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is New Zealand dollars, shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.";
    (iv) if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period of less than one year, it will be calculated on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed fall in a leap year, the sum of (i) the number of those days falling in a leap year divided by 366 and (ii) the number of those days falling in a non-leap year divided by 365);
    (v) if the Notes are Floating Rate Notes the applicable Pricing Supplement specifies any relevant changes to the provisions relating to interest; and
    (vi) such other changes shall be made to these Terms and Conditions as the Issuer may decide, with the prior written approval of the Trustee and the Agent, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro or to enable the Notes to be consolidated with one or more issues of other notes, whether or not originally denominated in the Specified Currency or euro. Any such other changes will not take effect until after they have been notified to the Noteholders in accordance with Condition 13. (b) Exchange Where exchange is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Agent, and if applicable, Euroclear and Cedel Bank and not less than 30 days' prior notice to the Noteholders in accordance with Condition 13, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as the Issuer may decide, with the prior written approval of the Trustee, and as may be specified in the notice, including arrangements under which Receipts and Coupons unmatured at the date so specified become void. (c) Definitions In this Condition, the following expressions have the following meanings: "Established Rate" means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 109l(4) of the Treaty; "euro" means the currency to be introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty; "Redenomination Date" means a date (which, in the case of interest-bearing Notes, shall be a date for payment of interest under the Notes) specified by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) or, as the case may be, (b) above which falls on or after the start of the third stage of European economic and monetary union pursuant to the Treaty or, if the country of the Specified Currency is not one of the countries then participating in such third stage, which falls on or after such later date as it does so participate; and "TARGET system" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System. 18. Indemnification of(129)the Trustee and its contracting with the Issuer and the Guarantor The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction. The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia,
(i)(129)to enter into business transactions with the Issuer and/or the Guarantor and/or any of the Guarantor's other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantor and/or any of the Guarantor's other Subsidiaries,
(ii)(129)to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith. 19. Governing law and submission to jurisdiction (a)The Trust Deed, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law. (b)Each of the Issuer and the Guarantor has in the Trust Deed agreed, for the exclusive benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons and that accordingly any suit, action or proceedings (together referred to as "Proceedings") arising out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons may be brought in such courts. Each of the Issuer and the Guarantor has in the Trust Deed irrevocably waived any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and has in the Trust Deed further irrevocably agreed that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing contained in this Condition shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each of the Issuer and the Guarantor has in the Trust Deed appointed Clifford Chance Secretaries Limited at its registered office (being at 1st May, 1998 at 200 Aldersgate Street, London EC1A 4JJ) as its agent for service of process, and undertaken that, in the event of Clifford Chance Secretaries Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law. USE OF PROCEEDS The net proceeds from each issue of Notes will be applied by the Issuer for its general corporate purposes.

                                                     AGENT

                                             Bankers Trust Company
                                                1 Appold Street
                                                   Broadgate
                                                London EC2A 2HE



                                              OTHER PAYING AGENTS

             Bankers Trust Luxembourg S.A.                Swiss Bank Corporation
              14 boulevard F.D. Roosevelt                      Paradeplatz 6
                   L-2450 Luxembourg                          CH-8010 Zurich

                               THE SECOND SCHEDULE


       FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

                                     PART I

                          FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

[THIS NOTE CONSTITUTES [COMMERCIAL PAPER/[A SHORTER/LONGER] TERM DEBT SECURITY]3 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS BEEN GUARANTEED BY COUNTRYWIDE CREDIT INDUSTRIES, INC. WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION.]4

                           COUNTRYWIDE HOME LOANS INC.
                                 (the "Issuer")
         (incorporated with limited liability in the State of New York)

                  Unconditionally and irrevocably guaranteed by
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
         (incorporated with limited liability in the State of Delaware)



                                             TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") dated 1st May, 1998 and made between the Issuer, Countrywide Credit Industries, Inc. as guarantor and Bankers Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at 1 Appold Street, Broadgate, London EC2A 2HE, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Cedel Bank, societe anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate "A" as set out in
Part VII of the Second Schedule to the Trust Deed. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the "Exchange Date") which is 40 days after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) or a Permanent Global Note in or substantially in the form set out in Part II of the Second Schedule to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Cedel Bank acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement. If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Cedel Bank a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate "A" as set out in Part VII of the Second Schedule to the Trust Deed. On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Cedel Bank) who is for the time being shown in the records of Euroclear or Cedel Bank as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Cedel Bank as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Bankers Trust Company as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by two persons duly authorised on its behalf.

COUNTRYWIDE HOME LOANS, INC.

By: .....................................................              By:
 .....................................................
      Duly Authorised             Duly Authorised


Authenticated by
Bankers Trust Company
as Agent.


By: .....................................................
             Authorised Officer

                                                 Schedule One

                                                    PART I

                                               INTEREST PAYMENTS


                                                                                          Confirmation of
                                                                                           payment by or on
                       Interest Payment      Total amount of        Amount of interest    behalf of the Issuer
Date made               Date                  interest payable       paid





                                                    PART II

                                         PAYMENT OF INSTALMENT AMOUNTS

                                                                Remaining nominal
                                                                amount of this Global
                Total amount of         Amount of Instalment    Note following such     Confirmation of
                Instalment Amounts      Amounts paid            payment *               payment by or on
Date made       payable                                                                 behalf of the Issuer

========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============
========        ==============          ==============          ==============          ==============


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.



                                                   PART III

                                                  REDEMPTIONS


                                                         Remaining nominal
                 Total amount                            amount of this Global     Confirmation of redemption
Date             of principal      Amount of             Note following such       by or on behalf of the Issuer
made             payable           principal paid        redemption*

=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
---------        -----------       -------------         -----------------          -------------------


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.


                                                    PART IV

                                          PURCHASES AND CANCELLATIONS


                           Remaining nominal amount of
                  Part of nominal amount of      this Global Note following      Confirmation of purchase and
Date              this Global Note purchased     such purchase and               cancellation by or on behalf
made              and cancelled                  cancellation*                   of the Issuer

=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

                                                 Schedule Two

                                                   EXCHANGES
                                 FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE



The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:


                Nominal amount of this Global
                Note exchanged for Definitive   Remaining nominal amount of
Date            Notes or a part of a            this Global Note following       Notation made by or on behalf
made            Permanent Global Note           such exchange*                   of the Issuer
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
========        =====================           =====================            ====================
--------        ---------------------           ---------------------            --------------------

* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

                                                    PART II

                                         FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

[THIS NOTE CONSTITUTES [COMMERCIAL PAPER/[A SHORTER/LONGER] TERM DEBT SECURITY]3 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS BEEN GUARANTEED BY COUNTRYWIDE CREDIT INDUSTRIES, INC. WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION.]4

                          COUNTRYWIDE HOME LOANS, INC.
                                 (the "Issuer")
         (incorporated with limited liability in the State of New York)

                  Unconditionally and irrevocably guaranteed by
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
         (incorporated with limited liability in the State of Delaware)


                                             PERMANENT GLOBAL NOTE


This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") dated 1st May, 1998 and made between the Issuer, Countrywide Credit Industries, Inc. as guarantor and Bankers Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at 1 Appold Street, Broadgate, London EC2A 2HE, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement:

(i) upon not less than 60 days' written notice being given to the Agent by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and/or Cedel Bank, societe anonyme ("Cedel Bank") (acting on the instructions of any holder of an interest in this Global Note) or the Trustee; or

(ii) in the case of Notes with a maturity of 183 days or less only upon the occurrence of an Exchange Event.

  An "Exchange Event" means:

         (1)      an Event of Default has occurred and is continuing;

         (2) the Issuer has been notified that both Euroclear and Cedel Bank have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

         (3) the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 7 which would not be required were the Notes in definitive form.

Upon the occurrence of an Exchange Event:

         (i) the Issuer will promptly give notice to Noteholders in accordance with Condition 13 upon the occurrence of such Exchange Event; and

         (ii) Euroclear and/or Cedel Bank (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur on a date specified in the notice not later than 60 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Cedel Bank) who is for the time being shown in the records of Euroclear or Cedel Bank as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Cedel Bank as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Bankers Trust Company as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by two persons duly authorised on its behalf.

COUNTRYWIDE HOME LOANS, INC.

By: .....................................................              By:
 .....................................................
           Duly Authorised                             Duly Authorised


Authenticated by
Bankers Trust Company
as Agent.


By: .....................................................
             Authorised Officer

                                                 Schedule One

                                                    PART I

                                               INTEREST PAYMENTS


                                                                             Confirmation of
                                                                             payment by or on
Date made          Interest Payment      Total amount of        Amount of interest    behalf of the Issuer
                   Date                  interest payable       paid

------------------

                                                    PART II

                                         PAYMENT OF INSTALMENT AMOUNTS


                                                         Remaining nominal
                                                         amount of this Global
             Total amount            Amount of           Note following such      Confirmation of payment by
Date         of Instalment Amounts   Instalment          payment *                or on behalf of the Issuer
made         payable                 Amounts paid

======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================
======       ==============          ============        ===============          ==================

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

                                                   PART III

                                                  REDEMPTIONS


                                                         Remaining nominal
                 Total amount                            amount of this Global     Confirmation of redemption
Date             of principal      Amount of             Note following such       by or on behalf of the Issuer
made             payable           principal paid        redemption*

=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
=========        ===========       =============         =================          ===================
---------        -----------       -------------         -----------------          -------------------

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.


                                                    PART IV

                                          PURCHASES AND CANCELLATIONS


                  Remaining nominal amount of
                  Part of nominal amount of      this Global Note following      Confirmation of purchase and
Date              this Global Note purchased     such purchase and               cancellation by or on behalf
made              and cancelled                  cancellation*                   of the Issuer

=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
=========         ====================           ====================            ====================
---------         --------------------           --------------------            --------------------

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.


                                                 Schedule Two

                                                   EXCHANGES


                    Nominal amount of Temporary
                    Global Note exchanged for       Increased nominal amount of
                    this Global Note                this Global Note following     Notation made by or on
Date made                                           such exchange*                 behalf of the Issuer

=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
=========           ===============                 ===============                ==================
---------           ---------------                 ---------------                ------------------


* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

                                                   PART III

                                            FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

[THIS NOTE CONSTITUTES [COMMERCIAL PAPER/[A SHORTER/LONGER] TERM DEBT SECURITY]3 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS BEEN GUARANTEED BY COUNTRYWIDE CREDIT INDUSTRIES, INC. WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION.]4

                          COUNTRYWIDE HOME LOANS, INC.
                                 (the "Issuer")
         (incorporated with limited liability in the State of New York)

                  Unconditionally and irrevocably guaranteed by
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
         (incorporated with limited liability in the State of Delaware)

               [Specified Currency and Nominal Amount of Tranche]
                                    NOTES DUE
                               [Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer ("Notes"). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Pricing Supplement (the "Pricing Supplement")) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") dated 1st May, 1998 and made between the Issuer, Countrywide Credit Industries, Inc. as guarantor and Bankers Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust
Deed  together with any other sums payable  under the  Conditions  and the Trust
Deed.

This Note shall not be valid unless authenticated by Bankers Trust Company as Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

COUNTRYWIDE HOME LOANS, INC.

By: .....................................................              By:
 .....................................................
           Duly Authorised                             Duly Authorised

Authenticated by
Bankers Trust Company
as Agent.


By: .....................................................
             Authorised Officer

                                                 [Conditions]

[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

                               Pricing Supplement

     [Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing
                        Supplement relating to the Notes]

                                     PART IV

                                 FORM OF RECEIPT

                          COUNTRYWIDE HOME LOANS, INC.

               [Specified Currency and Nominal Amount of Tranche]
                                    NOTES DUE
                               [Year of Maturity]

                                 Series No. [ ]



Receipt for the sum of [ ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the "Conditions") on [ ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

                                     PART V

                                 FORM OF COUPON
                                 On the front:

                          COUNTRYWIDE HOME LOANS, INC.

               [Specified Currency and Nominal Amount of Tranche]
                                    NOTES DUE
                               [Year of Maturity]

                                 Series No. [ ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].1

                                                    Part A
[For Fixed Rate Notes:

This Coupon is payable to bearer, separately         Coupon for
negotiable and subject to the Terms and              [          ]
Conditions of the said Notes.                        due on [       ], [      ]]

                                                    Part B

[For Floating Rate Notes or Indexed Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]2

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]1

                                                    PART VI

                                                 FORM OF TALON

On the front:

                                         COUNTRYWIDE HOME LOANS, INC.

                              [Specified Currency and Nominal Amount of Tranche]
                                                   NOTES DUE
                                              [Year of Maturity]

                                             Series No. [       ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]] 1 .

On and after [ ] further Coupons [and a further Talon]2 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further
Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]3

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]4

On the back of Receipts, Coupons and Talons:

                                                     AGENT

                                             Bankers Trust Company
                                                1 Appold Street
                                                   Broadgate
                                                London EC2A 2HE


                                              OTHER PAYING AGENTS

             Bankers Trust Luxembourg S.A.                Swiss Bank Corporation
              14 boulevard F.D. Roosevelt                         Paradeplatz 6
                   L-2450 Luxembourg                              CH-8010 Zurich

                                                   PART VII

                                    FORM OF CERTIFICATE TO BE PRESENTED BY
                                            EUROCLEAR OR CEDEL BANK

                                         COUNTRYWIDE HOME LOANS, INC.

                                               [Title of Notes]

                                              (the "Securities")


This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary Global Note representing the Securities, as of the date hereof, [ ] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(v) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Note representing the Securities.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

         Dated:                 , 199 1

         Yours faithfully,

         [Morgan Guaranty Trust
         Company of New York,
         Brussels office,
         as operator of the Euroclear
         System]

         or

         [Cedel Bank, societe anonyme]

         By:...............................

                                                CERTIFICATE "A"

                                         COUNTRYWIDE HOME LOANS, INC.

                                               [Title of Notes]

                                              (the "Securities")


This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(2) of Regulation S under the Securities Act of 1933, as amended, (the "Act") then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:              , 199  1

Name of person making certification

By:  .................................................

                                              THE THIRD SCHEDULE

                                    PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. (A) As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

                  (i) "voting certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a) that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1) the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and


(2) the  surrender of the  certificate  to the Paying Agent who issued the same;
and

  (b)      that  the  bearer  thereof  is  entitled  to
                                    attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

                  (ii) "block voting instruction" shall mean an English language document issued by a Paying Agent and dated in which:

(a) it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:


(1) the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and


(2) the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b) it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;


(c) the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d) one or more persons named in such document (each hereinafter called a "proxy") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;


(iii) "24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv) "48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B) A holder of a Note (whether in definitive  form or  represented  by a Global
Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2. The Issuer, the Guarantor or the Trustee may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than five per cent. in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3. At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 13. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4. A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5. At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)      reduction  or  cancellation  of the amount  payable or,  where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(ii) alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(iii) alteration of the majority required to pass an Extraordinary Resolution;

(iv) the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below; and

(v)      alteration of this proviso or the proviso to paragraph 6 below;

         the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6. If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes of the relevant one or more Series or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9. At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantor, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10. Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer or, as the case may be, the Guarantor and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 9 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantor or any other Subsidiary of the Guarantor. Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14.      Subject as provided in paragraph 13 hereof at any meeting:

         (A) on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

         (B) on a poll every person who is so present shall have one vote in respect of each U.S.$1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

         Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15. The proxies named in any block voting instruction need not be Noteholders.

16. Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17. Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its principal office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18. A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

         (A) Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them.

         (B) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, Couponholders, the Issuer, the Guarantor or against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

         (C) Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Guarantor, the Trustee or any Noteholder.

         (D) Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

         (E) Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

         (F) Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

         (G) Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

         (H) Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I) Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Noteholders to execute an instrument of transfer of the Registered Notes held by them in favour of the persons with or to whom the Notes are to be exchanged or sold respectively.

19. Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20. The expression "Extraordinary Resolution" when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21. Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22. (A) If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

                  (i) a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

                  (ii) a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

                  (iii) a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

                  (iv) to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B) If the Issuer shall have issued and have outstanding Notes which are not denominated in U.S. dollars in the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in U.S. dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into U.S. dollars on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each U.S.$1 (or such other U.S. dollar amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Notes (converted as above) which he holds or represents.

23. Subject to all other provisions of these presents the Trustee may without the consent of any of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

EXECUTED as a deed by
COUNTRYWIDE HOME LOANS, INC.
by JENNIFER SANDEFUR                                        JENNIFER SANDEFUR
acting under the authority of that Executive Vice President and Treasurer company in the presence of:


Witness's Signature:       JANET HARRIGAN

Name:                      JANET HARRIGAN

Address:                   4500 Park Granada, CH-43, Calabas, CS 91302

Occupation:                Executive Secretary



EXECUTED as a deed by
COUNTRYWIDE CREDIT INDUSTRIES,
INC. acting by THOMAS K. McLAUGHLIN
THOMAS K. McLAUGHLIN Managing Director and Treasurer acting under the authority of that company in the presence of:


Witness's Signature:       KATHY COLOMA

Name:                      KATHY COLOMA

Address:                   4500 Park Grarnada, CH-78, Calabasas, CA 91302

Occupation:                Executive Administrative Assistant



THE COMMON SEAL of BANKERS
TRUSTEE COMPANY LIMITED
was affixed to this deed in                                  SEAL
                                                             ----
the presence of:


                                    A. G. BUCKLAND
                                    Director

                                    MARK JONES
                                    Director







ICM2:327045.3

                               DATED 1ST MAY, 1998





                          COUNTRYWIDE HOME LOANS, INC.


                                     - and -


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.


                                     - and -


                         BANKERS TRUSTEE COMPANY LIMITED







                      -------------------------------------

                                   TRUST DEED

                                  relating to a

                               U.S.$2,000,000,000
                         Euro Medium Term Note Programme

                      -------------------------------------








                       For Bankers Trustee Company Limited
                               as to English law:

                                  ALLEN & OVERY
                                 One New Change
                                 London EC4M 9QQ

                                 CONFORMED COPY




                               DATED 1ST MAY, 1998




                          COUNTRYWIDE HOME LOANS, INC.


                                     - and -


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.


                                     - and -


                         BANKERS TRUSTEE COMPANY LIMITED



                      -------------------------------------

                                   TRUST DEED

                                  relating to a

                               U.S.$2,000,000,000
                         Euro Medium Term Note Programme
                      -------------------------------------













             For Bankers Trustee Company Limited as to English law:

                                  ALLEN & OVERY
                                 One New Change
                                 London EC4M 9QQ
la-195654v.4
la-195654v.4
                                                TABLE OF CONTENTS
CLAUSE                                                                      PAGE

1.       DEFINITIONS...........................................................1
2.       AMOUNT AND ISSUE OF THE NOTES.........................................1
3.       FORMS OF THE NOTES....................................................1
4.       FEES, DUTIES AND TAXES................................................1
5.       COVENANT OF COMPLIANCE................................................1
6.       CANCELLATION OF NOTES AND RECORDS.....................................1
7.       GUARANTEE.............................................................1
8.       NON-PAYMENT...........................................................1
9.       PROCEEDINGS, ACTION AND INDEMNIFICATION...............................1
10.      APPLICATION OF MONEYS.................................................1
11.      NOTICE OF PAYMENTS....................................................1
12.      INVESTMENT BY TRUSTEE.................................................1
13.      PARTIAL PAYMENTS......................................................1
14.      COVENANTS BY THE ISSUER AND THE GUARANTOR.............................1
15.      REMUNERATION AND INDEMNIFICATION OF TRUSTEE..........................25
16.      SUPPLEMENT TO TRUSTEE ACT 1925........................................1
17.      TRUSTEE'S LIABILITY...................................................1
18.      TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR.................1
19.      WAIVER, AUTHORISATION AND DETERMINATION...............................1
         MODIFICATION..........................................................1
         BREACH................................................................1
         CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER.........................1
20.      HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER1

21.      CURRENCY INDEMNITY....................................................1
22.      NEW TRUSTEE...........................................................1
23.      TRUSTEE'S RETIREMENT AND REMOVAL......................................1
24.      TRUSTEE'S POWERS TO BE ADDITIONAL.....................................1
25.      NOTICES...............................................................1
26.      GOVERNING LAW.........................................................1
27.      SUBMISSION TO JURISDICTION............................................1
28.      COUNTERPARTS..........................................................1

SCHEDULES

THE FIRST SCHEDULE  .............-  TERMS AND CONDITIONS OF THE NOTES.........37

THE SECOND SCHEDULE              -  FORM OF TEMPORARY GLOBAL NOTE..............1
                                 -  FORM OF PERMANENT GLOBAL NOTE..............1
                                 -  FORM OF DEFINITIVE NOTE....................1
                                 -  FORM OF RECEIPT............................1
                                 -  FORM OF COUPON.............................1
                                 -  FORM OF TALON..............................1

THE THIRD SCHEDULE               -  PROVISIONS FOR MEETINGS OF NOTEHOLDERS.....1




                                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                         DEFERRED COMPENSATION AGREEMENT
                                           FOR NON-EMPLOYEE DIRECTORS


       THIS AGREEMENT is made and entered into as of the ___ day of _____, 1998, by and between Countrywide Credit Industries, Inc., a Delaware corporation (hereinafter "CCI"), and _________________ ((hereinafter, the "Director"), a non-employee member of the Board of Directors of CCI (hereinafter the "Board").

                                   WITNESSETH:

WHEREAS, fees are currently paid monthly to the Director as a retainer for serving on the Board; and

WHEREAS, the Director and CCI desire that the payment of all or a portion of said fees to the Director be deferred, pursuant to the terms and provisions of this Agreement;

       NOW, THEREFORE, the parties hereto hereby agree as follows:

1. This Agreement shall be effective as of the date specified above, and shall continue in effect until this Agreement is terminated as provided herein.

 2. CCI shall credit to an account on CCI's books and records, in the Director's name (the "Director Deferral Account"), all or a portion of such Director's fees otherwise payable to Director as may be specified by the Director on an Election Form (the "Election Form") substantially in the form attached hereto as Exhibit A. The Election Form shall be submitted to CCI simultaneously with the execution of this Agreement with regard to the deferral of fees during the 1998 calendar year and on or before each December 31 thereafter, with respect to amounts to be deferred in the next calendar year.

3. Each January, there shall be credited to the Director Deferral Account interest in an amount equal to the "Applicable Interest Rate" for the immediately preceding twelve months beginning on January 1 and ending on December 31 (or relevant portion thereof) during the term of this Agreement. (Each twelve month period or relevant portion thereof being a "Deferral Year."). Such interest shall be credited against the balance in the Director Deferral Account as of the first day of each month during the Deferral Year. All amounts otherwise due and payable to the Director shall be deemed received and credited to the Director Deferral Account as of the first day of the month in which the amount was due and payable by CCI to the Director.

4. Unless otherwise agreed to by CCI and the Director, the Applicable Interest Rate shall be as set forth in Section B of the Election Form.

5. CCI shall pay the Director an amount equal to the amount credited to the Director Deferral Account pursuant to paragraphs 2 and 3 hereof in the manner and on the date specified by the Director on the Director's Election Form. In the event the Director has specified a payout over a period of years, the Director Deferral Account shall be reduced by the amount of the payment at the time the payment is made. In the event of the Director's death before any payment due under this Paragraph 5 has been paid, such payment due shall be paid either over the time period previously elected by the Director, but commencing the first month following the Director's death, or in a lump sum to Director's beneficiary, as specified by the Director on the Election Form.

6. Once, but not more than once, in a Deferral Year, the Director may submit a new Election Form to CCI changing, or continuing in effect, the portion of fees payable that are subject to deferral hereunder and/or the time within which the amount credited to the Director Deferral Account shall be paid. Each such election shall apply only with respect to fees payable on or after the first day of the calendar year following the date such election is made.

7. In the event the Director undergoes what CCI considers to be a severe financial hardship, upon the Director's written request therefor, the entire amount due the Director as of the date of such written request shall be immediately payable in a single lump sum.

8. The Director shall have no ownership rights in the amounts credited to the Director Deferral Account by CCI other than as set forth in this Agreement. CCI will not set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Director and any successor in interest shall be and remain simply an unsecured creditor of CCI in the same manner as any other creditor having a general claim for unpaid compensation if and when the Director had the right to receive payment of deferred compensation hereunder. To the extent permitted by law, the rights of the Director or any successor in interest in any benefit or to any payment pursuant to this Agreement shall not be subject in any manner to attachment or any other legal process for the debts of the Director or any successor in interest. Any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

9. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between CCI and the Director or any other person.

10. The existence of this Agreement shall not confer upon the Director any right to continue to serve as a director of CCI for any period of time.

11. This Agreement shall be binding upon and inure to the benefit of CCI, its successors and assigns, and the Director and his heirs, executors, administrators and legal representatives.

12. This Agreement may be terminated by CCI upon 30 days' written notice to the Director. Except as provided in Paragraph 13, such termination shall be applicable only with respect to fees payable to the Director on and after the first day of the calendar year following the date of termination.

13. This Agreement may be amended at any time with the written consent of both parties. Any amounts deferred hereunder may continue to be deferred under any successor agreement executed by the parties hereto which by its terms provides for an arrangement similar to that provided hereunder, except that any successor agreement shall only be effective for the period commencing with the date of its execution.

       IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

ATTEST:                             COUNTRYWIDE CREDIT INDUSTRIES, INC.




By:  ________________               By:  ___/s/_________________________
       Secretary
                       Title: ___________________________


                                            DIRECTOR


                       By: ___/s/________________________